                           SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, for
                                              Use of the Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Thor Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act rules 14a-6(1)(l) and 0-11

     (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                              THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------DECEMBER 7, 1998--------------------------------


The 1998 Annual Meeting of Stockholders of Thor Industries, Inc., will be held at 230 Park Avenue, Suite 618, New York, N.Y., on December 7, 1998, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:

             (1) The election of two directors to serve until the Annual Meeting of Stockholders in 2001;

             (2) Such other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record at the close of business on October 21, 1998, will be entitled to vote at the meeting.

The Company does not expect that representatives of Deloitte & Touche LLP, its principal accountant, will be present at the meeting and be available in person to respond to questions. However, such representatives will be available during the meeting by telephone to any stockholder.



       IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE,
              SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.


                                          By Order of the Board of Directors,

                                          Walter L. Bennett
                                          Secretary
October 29, 1998

                             THOR INDUSTRIES, INC.
             419 West Pike Street - Jackson Center, Ohio 45334-0629


PROXY STATEMENT-----------------------------------------------------------------

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thor Industries, Inc., (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on December 7, 1998, (the "Meeting"), and any adjournment thereof. The cost of such solicitation is being borne by the Company. This proxy statement and accompanying form of proxy have been provided to stockholders as of October 29, 1998.

A proxy in the form accompanying this proxy statement that is properly executed, duly returned to management and not revoked prior to the Meeting will be voted in accordance with instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in favor of such proposals. Each proxy may be revoked until exercised by giving written notice to the Secretary of the Company, by voting in person at the Meeting, or by submitting a later-dated proxy.

The Common Stock of the Company constitutes its only outstanding security entitled to vote on the matters to be voted upon at this meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 21, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, 12,187,810 shares were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting.

Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with the By-laws of the Company and the Delaware General Corporation Law a plurality of the votes duly cast is required for the election of directors. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be a vote duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to Proposal #1, and therefore with respect to such matters abstentions and broker non-votes do not have the effect of votes in opposition.

A copy of the Company's Annual Report for the fiscal year ended July 31, 1998, ("fiscal 1998") is being sent to each stockholder of record herewith. The Annual Report is not to be considered a part of this proxy soliciting material.

PROPOSAL #1
ELECTION OF DIRECTORS-----------------------------------------------------------

In accordance with the Certificate of Incorporation of the Company as amended in 1987, two Class B directors, Messrs. Orthwein and Tomson, have decided to stand for re-election. Following such election, their term of office will extend through the annual meeting in 2001.

The persons named in the enclosed proxy intend to vote FOR the election of the nominee listed below. In the event that a nominee becomes unavailable for election (a situation management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by management.

The nominees are now directors of the Company and have served continuously since their first election to the Board.


                                                                                            FIRST BECAME DIRECTOR
    NOMINEE                     AGE     PRINCIPAL OCCUPATION                                   OF THE COMPANY
------------------------------------------------------------------------------------------------------------------

    Peter B. Orthwein           53      Vice Chairman and Treasurer of the Company                  1980
------------------------------------------------------------------------------------------------------------------
    William C. Tomson           62      President of Board Member, Inc.                             1988

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------
Wade F. B. Thompson, age 58, has been the President and Chief Executive Officer and a Director of the Company since its founding. He currently serves as Chairman, President, Chief Executive Officer and Director of the Company.

Peter B. Orthwein, age 53, has served as Chairman of the Board, Treasurer and a Director of the Company since its founding. He currently serves as Vice Chairman, Treasurer and Director of the Company.

Alan Siegel, age 63, who became a Director in September, 1983, is an attorney and has been practicing law for more than five years. Mr. Siegel is a Director of The Wet Seal, Inc., and Ermenegildo Zegna Corporation.

William C. Tomson, age 62, who became a Director in June, 1988, is President of Board Member, Inc.

Walter L. Bennett, age 52, has been with Airstream since July, 1977. He became Vice President, Finance, of Airstream, Inc., in September, 1980; Vice President, Finance, of the Company in September, 1983; and Chief Administrative Officer/Secretary of the Company in November, 1985, and Senior Vice President of the Company in February, 1989.

Clare G. Wentworth, age 59, has been with the Company since April, 1991, as its Vice President, Purchasing. He became Senior Vice President of the Company in March, 1993.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS----------------------- Three classes of directors of the Company were elected at the Annual Meeting in 1987 to hold office until the annual meeting of stockholders in the year in which their class term expires and until their successors have been duly elected and qualified. The Company's by-laws provide that the Board of Directors may increase the number of directors up to a maximum of 15.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall management of the business of the Company. Members of the Board are kept informed of the Company's performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings. The entire Board met or took action by unanimous consent 4 times during fiscal 1998.

The Stock Option Committee of the Board is composed of Messrs. Siegel and Tomson; Messrs. Orthwein and Siegel constitute the Audit Committee. The Stock Option Committee met once during fiscal 1998. The Audit Committee met in person or by phone three times during fiscal 1998. The Company does not have a standing nominating committee.

The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial service for the Company may be granted options, and determine the rights and limitations attendant to options granted under the Company's 1988 Stock Option Plan. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants and to maintain communications among the Board of Directors, such independent public accountants and the Company's internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent accountants, the adequacy of the Company's internal controls and related matters.

Directors who are not employees of the Company are paid $6,000 per directors' meeting attended, plus expenses. No separate compensation is paid for attendance at committee meetings.

OWNERSHIP OF COMMON STOCK-------------------------------------------------------
The following table sets forth certain information regarding the Common Stock owned as of October 21, 1998, by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock and by all directors and executive officers of the Company as a group.

                                                                  BENEFICIAL OWNERSHIP (1)
NAME AND ADDRESS OF BENEFICIAL OWNER                                  NUMBER OF SHARES            PERCENT
------------------------------------                                  ----------------            -------
Wade F. B. Thompson......................................................4,559,780(2)...............37.4%
419 West Pike Street
Jackson Center, Ohio  45334-0629

Peter B. Orthwein..........................................................656,250(3)(4)(5)..........5.4%
419 West Pike Street
Jackson Center, Ohio  45334-0629

First Pacific Advisors, Inc..............................................1,500,450(6)...............12.3%
1140 West Olympia Blvd.
Los Angeles, CA 90064

Royce & Associates, Inc....................................................726,600(7)................6.0%
1414 Avenue of The Americas
New York, New York 10019
All directors and executive officers as a group (six persons)............5,689,092(8)...............46.7%

     (1) Except as otherwise indicated, the persons in the table have sole voting investment power with respect to all shares of Common Stock shown as beneficially owned by them.
     (2) Does not include 295,312 shares owned of record by a trust for the benefit of Mr. Thompson's children, of which Mr. Siegel is sole trustee.
     (3) Does not include 168,750 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Mr. Siegel is co-trustee and as to which he does not have sole voting power.
     (4) Includes 10,800 shares owned by Mr. Orthwein's wife, 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein's children, of which Mr. Orthwein is a trustee, 7,500 shares owned of record by a trust for the benefit of Mr. Orthwein's half brother, of which Mr. Orthwein is a trustee, and 25,650 shares of record owned by Mr. Orthwein's minor children for which Mrs. Orthwein acts as custodian.
     (5) Does not include 17,100 shares owned of record by Mr. Orthwein's adult children, as to which Mr. Orthwein disclaims beneficial ownership.
     (6) Based on Schedule 13G filed by First Pacific Advisors, Inc., on February 9, 1998.
     (7) Based on Schedule 13G filed by Royce & Associates, Inc., on February 4, 1998.
     (8) Includes 295,312 shares and 168,750 shares as noted in footnotes 2 and 3 above.

EXECUTIVE OFFICERS' REMUNERATION------------------------------------------------
Information is furnished below concerning the compensation of the Chief Executive Officer and the three highest paid executive officers of the Company who earned more than $100,000 in salary and bonuses for the last three fiscal years.


                                                                   SUMMARY COMPENSATION TABLE
                                                  ANNUAL                     LONG-TERM               ALL OTHER
                                                  ------                     ---------               ---------
                                               COMPENSATION                COMPENSATION            COMPENSATION
                                               ------------                ------------            ------------
                                                                                                        (2)
                                                                                                        ---

                                                                             SECURITIES
                                                                             UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR      SALARY     BONUS(1)       OPTIONS(#)(3)
Wade F. B. Thompson                     1998   $ 200,000   $ 200,000             --                  $184,585
Chairman, President,                    1997     200,000     360,000             --                   185,144
Chief Executive Officer                 1996     200,000     350,000             --                   185,188
----------------------------------------------------------------------------------------------------------------
Peter B. Orthwein                       1998      70,000     100,000             --                   41,908
Vice Chairman, Treasurer                1997      70,000     200,000             --                   41,576
                                        1996      70,000     200,000             --                   41,668
----------------------------------------------------------------------------------------------------------------
Walter L. Bennett                       1998      75,000     280,000            5,000
Senior Vice President                   1997      75,000     247,000           10,000                   --
Chief Administrative Officer/Secretary  1996      75,000     202,000             --                     --
----------------------------------------------------------------------------------------------------------------
Clare G. Wentworth                      1998      75,000     310,000            5,000                   --
Senior Vice President                   1997      75,000     282,000           10,000                   --
                                        1996      75,000     227,000             --                     --

     (1) Messrs. Bennett's, Wentworth's, Thompson's and Orthwein's bonuses are discretionary and depend on the Company's profits.
     (2) The Company and Messrs. Thompson and Orthwein entered into a split-dollar life insurance arrangement effective March 18, 1993, under which the Company assists Messrs. Thompson and Orthwein in purchasing whole life insurance on their lives and that of their wives. Under the arrangement Messrs. Thompson and Orthwein pay a portion of the premiums based upon certain Internal Revenue standards and the Company advances the balance of the premiums. The Company is entitled to repayment of the amounts it advances, without interest, upon the occurrence of certain events, including the buildup of the policy's cash surrender value or upon the payment of the death benefit under the policy.
     (3) Messrs Bennett and Wentworth were granted options to purchase shares pursuant to the Thor Industries, Inc., 1988 Incentive Stock Plan at a purchase price of $21.50 per share. Shares are exercisable on a one-third basis on May 1, 1998, 1999 and 2000. On April 6, 1998, a 3-for-2 stock split increased the amount of options and reduced the purchase price accordingly to $14.33 per share.

RESTRICTED STOCK PLAN
The Company has adopted the Thor Industries, Inc., Restricted Stock Plan (the "Stock Plan"). The Stock Plan will be administered by the Option Committee. Only Non-Employee Directors (as such is defined in Rule 16b-3 of the Securities Exchange Act of 1934) shall be eligible to serve as members of the Committee. The Stock Plan is intended to advance the interests of the Company, its stockholders, its subsidiaries and its affiliates by encouraging and enabling inside directors, officers and other employees to acquire and retain a proprietary interest in the Company by ownership of its stock.

The total number of shares available for grants under the Stock Plan may not exceed 100,000 subject to adjustment in certain circumstances and subject to increase by the Board of Directors. Subject to adjustment, no more than 100,000 shares may be granted in any one calendar year. If a grant, or any portion thereof, is forfeited, the forfeited shares will be made available again for grants under the Stock Plan. The Committee may, at any time and from time to time, make grants to such participants and in such amounts as it shall determine. Each grant shall be made pursuant to a written instrument which must be executed by the grantee in order to be effective. The Board of Directors may at any time suspend or terminate the Stock Plan or any portion thereof or may amend it from time to time in such respects as the Board may deem to be in the best interests of the Company.

SELECT EXECUTIVE INCENTIVE PLAN
The Company has adopted the Thor Industries, Inc., Select Executive Incentive Plan (the "Incentive Plan") effective September 29, 1997. The Incentive Plan will be administered by an Administrative Committee (the "Administrative Committee") which shall be appointed by the Compensation Committee of the Board of Directors of the Company (or the Board of Directors acting as such). The purpose of the Incentive Plan is to provide its eligible executives with supplemental deferred compensation in addition to the current compensation earned under the Company's Management Incentive Plan. It is intended that the Incentive Plan shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates.

The Compensation Committee will designate those employees of the Company (which include employees of any subsidiary or affiliate thereof) and members of the Board of Directors of the Company who will be eligible executives under the Incentive Plan. For each year of participation, each eligible executive shall be credited with the amount(s), if any, determined by the Compensation Committee. The amount to be credited to any eligible executive shall be determined in the sole discretion of the Compensation Committee. The amount(s) will be credited to an account maintained for each eligible executive, which will also be credited with earnings and losses as if the amounts were invested in specific investment funds selected by the Administrative Committee (or by the eligible executive if the Administrative Committee establishes a procedure permitting the eligible executive to credit his or her account with respect to the results of one or more of the index funds selected by the Administrative Committee). The Administrative Committee is not obligated to comply with the investment request of an eligible executive, and retains the sole discretion regarding the decision to credit earnings with regard to the results of the index funds selected by any eligible executive. The amount(s) credited to the account of an eligible executive shall vest and be payable six years after the effective date of such eligible executive's participation; provided, however, that the amounts vest immediately upon death or age 65. The Incentive Plan contains non-competition and non-solicitation provisions which prohibit eligible executives from competing with the Company within the United States or Canada during the term of such eligible executive's participation and for a period of eighteen months after termination of employment with the Company for any reason. Non-compliance with such provisions will result in 100% forfeiture of vested benefits.

The Company may establish a trust for payment of benefits under the Incentive Plan; such trust shall be a grantor trust for tax purposes. Payment of benefits will generally by made following termination of employment in one of the following forms: (a) lump sum; (b) substantially equal annual installments for five years; (c) substantially equal installments for ten years; or (d) any other actuarially equivalent form approved by the Administrative Committee.

PERFORMANCE GRAPH





($000)            1993     1994     1995     1996     1997     1998
------            ----     ----     ----     ----     ----     ----

Thor Ind.         $100     $126     $109     $110     $146     $220

New Peer Group    $100     $120     $110     $167     $177     $208

S&P Index         $100     $105     $133     $154     $235     $278

Old Peer Group    $100     $120     $111     $166     $178     $209


The performance graph set forth above compares the cumulative total stockholder returns on Thor's Common Stock (assumes $100 invested on July 31, 1993, and that all dividends are reinvested) against the cumulative total returns of the Standard and Poor Corporation's S&P 500 Composites Stock Price Index (S&P 500) and a "Peer Group" of companies selected by Thor whose primary business is recreation vehicles or mid-size buses for the five year period ended July 31, 1998. The peer group consists of the following companies: Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Winnebago Industries, Inc., and Metrotrans Corporation.

The Company's peer group from last year has been amended by the Board to delete Kit Manufacturing Company (a relatively small recreation vehicle manufacturer), and add Metrotrans Corp. (a mid-size bus builder). This change reflects the increased effect of Thor's bus segment.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Company does not have a separate compensation committee, as the Board of Directors performs the function of a compensation committee. The Board of Directors of the Company has decided that compensation of management personnel should be based upon profitability. Thus, management is provided with incentive based compensation consisting generally of 12% to 18% of their division's pre tax profits in excess of targets established by the Company's Chief Executive Officer.

The Board of Directors has established relatively low fixed salaries for Messrs. Thompson and Orthwein, since, as large stockholders, they believe that their interests are best served by enhanced value of the Company's stock rather than high salaries. The Board of Directors of the Company makes the determinations concerning executive officer compensation. Messrs. Thompson and Orthwein, each a named executive officer of the Company, participated in the deliberations concerning executive officer compensation.

CERTAIN RELATIONS AND TRANSACTIONS WITH MANAGEMENT------------------------------

Messrs. Thompson and Orthwein own Hi-Lo Trailer Co. and the controlling interest in TowLite, Inc., which produce and sell telescoping travel trailers. Management believes that such trailers are a distinct product line within the recreation vehicle industry and do not compete directly with any products manufactured or sold by the Company.

Messrs. Thompson and Orthwein own all the stock of Cash Flow Management, Inc. The Company pays Cash Flow a management fee of $96,000 per annum, which is used to defray expenses, including rent of an office used by Messrs. Thompson and Orthwein.

Alan Siegel, a director of the Company, is a member of the law firm Akin, Gump, Strauss, Hauer & Feld, L.L.P., which provides outside counsel to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE-------------------------

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than 10% of the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, or written representations that no Form 5's were required, the Company believes that all filing requirements were satisfied by each of the Company's officers, directors and ten percent (10%) stockholders.

STOCKHOLDER PROPOSALS-----------------------------------------------------------

Proposals by stockholders that are intended to be presented at the 1999 Annual Meeting must be received by the Company on or before July 1, 1999.

Notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which are not received on or before September 14, 1999, will be considered untimely.

OTHER MATTERS-------------------------------------------------------------------

Management knows of no other matters that will be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgement.

                                         By Order of the Board of Directors,



                                         WALTER L. BENNETT
                                         Secretary

FORM 10-K-----------------------------------------------------------------------

The Company's Form 10-K annual report for fiscal 1998 can be inspected at the principal office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such report can be obtained from the Commission at prescribed rates. The Company will furnish stockholders with a copy of its Form 10-K annual report upon written request to the Secretary, Thor Industries, Inc., 419 West Pike Street, PO Box 629, Jackson Center, Ohio 45334-0629. 1

PROXY                                                                   PROXY

                             THOR INDUSTRIES, INC.

                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 7, 1998

         The undersigned stockholder of Thor Industries, Inc. hereby appoints WADE F.B. THOMPSON and PETER B. ORTHWEIN, or each of them, with power of substitution and revocation to each, as proxies to appear and vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 7, 1998 and any adjournments thereof, hereby revoking any proxy heretofore given, notice of which meeting and related proxy statement have been received by the undersigned.


            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                             THOR INDUSTRIES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND SHALL BE VOTED AS SPECIFIED HEREIN, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL #1.

                                                         FOR   WITHHOLD
1. Election of directors (Class B, term expires 2001):   ALL     ALL     FOR ALL (Except Nominee(s) written below):
   Nominees Peter B. Orthwein and William C. Tomson.     [ ]     [ ]      [ ]
                                                                                           ----------------------------------------

   In their discretion, upon the transaction of such other business as may come before the meeting.







                                                                  Dated:                                                     1998
                                                                        -----------------------------------------------------

                                                                  Signature(s)                                               (LS)
                                                                              -----------------------------------------------
                                                                                                                             (LS)
                                                                  -----------------------------------------------------------
                                                                 (Stockholder(s) should sign here exactly as name appears hereon)

---------------------------------------------------------------------------------------------------------------------------------


                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.


            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE